Exhibit 10(v)(1)

FIRST AMENDMENT TO
CREDIT AGREEMENT

Dated as of October 23, 2006

Between

PLAYTEX LIMITED
as Borrower

and

THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS CREDIT PARTIES
as Credit Parties

and

GE CANADA FINANCE HOLDING COMPANY
as Agent and a Lender

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO
as Lenders

and

GE CAPITAL MARKETS, INC.
as Lead Arranger

FIRST AMENDMENT TO
CREDIT AGREEMENT

      This First Amendment to Credit Agreement (this “First Amendment”) is dated as of October 23, 2006, between Playtex Limited, as borrower (“Borrower”), the other persons party hereto that are designated as Credit Parties, GE Canada Finance Holding Company, as Administrative Agent and Collateral Agent (in such capacities, “Agent”) and as a Lender, the other financial institutions party hereto, as Lenders, and GE Capital Markets, Inc.

RECITALS

A. Reference is made to the Credit Agreement dated as of November 28, 2005, (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Borrower, the other Credit Parties signatory thereto, Agent, the other financial institutions party thereto from time to time, as Lenders, and GE Capital Markets, Inc.

B. Borrower has requested that the Agent and the Lenders permit the Borrower to enter into foreign exchange arrangements to mitigate the effects of US Dollar foreign exchange rate fluctuations in connection with the purchase of Inventory from Playtex US.

C. The parties hereto have agreed to amend the Credit Agreement as provided for herein.

      NOW THEREFORE in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1 – INTERPRETATION

1.1 Definitions

      Unless otherwise defined in this First Amendment, capitalized terms used in this First Amendment shall have the meanings given to them in the Credit Agreement.

1.2 Incorporation into Credit Agreement

      The Credit Agreement and this First Amendment shall henceforth be read together and shall have the effect as if all the provisions of such agreements were contained in one instrument.

SECTION 2 – AMENDMENTS TO CREDIT AGREEMENT

2.1 Amendments

      On and after the Effective Date (as defined below), the Credit Agreement is amended as follows:

(1) Section 3.1 of the Credit Agreement is hereby amended as follows:

(a)	the word “and” is deleted from the end of Section 3.1(e);

(b)	the period at the end of Section 3.1(f) is replaced with “; and”;

(c)	the following is added as Section 3.1(g):

“(g) non-speculative F/X Hedging Instruments entered into with any Lender or any other Person for the purpose of mitigating the risk to Borrower from US Dollar exchange rate fluctuations in connection with the purchase of Inventory from Playtex US.”

(2) The following new definition is hereby added to Annex A to the Credit Agreement in the appropriate alphabetical order:

“F/X Hedging Instrument” means any foreign exchange forward contract, currency swap, currency option or any other instrument for the purchase of any currency with any other currency at an agreed rate of exchange on a specified date.

(3) Clause (a) of the definition of “Interest Payment Date” is hereby amended to replace the word “month” with “Fiscal Quarter”.

(4) The definition of “Permitted Encumbrances” is amended as follows:

(a)	the word “and” is deleted from the end of clause (p) and is replaced with a semicolon;

(b)	the period at the end of clause (q) is replaced with “; and”;

(c)	the following is added as clause (r):

(r) Liens securing Indebtedness arising from F/X Hedging Instruments permitted by Section 3.1(g) .

SECTION 3 – CONDITIONS PRECEDENT

3.1 Conditions to the Effectiveness of First Amendment

(1) The provisions of this First Amendment shall become effective on the date upon which each Credit Party has delivered to the Agent and the Lenders a fully executed copy of this First Amendment (the “Effective Date”).

SECTION 4 – REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties

      Each Credit Party represents and warrants with respect to itself and each other Credit Party that:

(a)	the representations and warranties of the Credit Parties in the Credit Agreement are true and correct on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date;

(b)	the execution, delivery and performance by each Credit Party of this First Amendment and any other document or instrument required or contemplated by this First Amendment (i) are within such Credit Party’s corporate power; (ii) have been duly authorized by all necessary corporate or other action, as applicable, on the part of such Credit Party; (iii) do not contravene any provision of such Credit Party’s constating documents, by-laws or other organizational documents; (iv) do not violate or conflict with any laws, rules, regulation, or orders of any Governmental Authority; (v) do not violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of Playtex US or of any Credit Party or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (vi) do not require the consent or approval of any Governmental Authority or any other Person;

(c)	this First Amendment and any other documents or instruments required or contemplated by this First Amendment have been duly authorized, executed and delivered by each Credit Party and constitute legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms; and

(d)	no Default or Event of Default has occurred and is continuing as of the date hereof, and no Default or Event of Default will occur as a result of the execution and delivery by any Credit Party of this First Amendment or any other document or instrument contemplated herein.

SECTION 5 – ACKNOWLEDGEMENT AND CONFIRMATION

5.1 Confirmation of Guarantees

      Each of the Credit Parties hereby confirms and ratifies the terms of its Guarantee of the Obligations of Borrower, and acknowledges and agrees that such Guarantee (i) is not, and shall not be, released or discharged as a result of the execution and delivery of this First Amendment, and (ii) shall remain in full force and effect without abrogation, impairment or limitation following the execution and delivery of this First Amendment. Each of the Credit Parties further acknowledges, confirms, ratifies and reaffirms all payment and performance obligations, contingent or otherwise, under its Guarantee of the Obligations of Borrower, as such terms have been amended hereby.

5.2 No Waiver

      The execution and delivery of this First Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender or as a waiver of any provision of the Credit Agreement or any other Loan Document.

SECTION 6 – MISCELLANEOUS

6.1 No Other Amendments

      The Credit Agreement and the other Loan Documents have not been amended or modified in any respect other than as set out in this First Amendment.

6.2 Reservation of Rights and Remedies

      The Agent and Lenders reserve all of their respective rights to proceed to enforce their respective rights and remedies at any time and from time to time in connection with any or all Defaults or Events of Default under the Credit Agreement or any other Loan Document.

6.3 Severability

      Wherever possible, each provision of this First Amendment shall be interpreted in such a manner as to be effective and valid under applicable law but, if any provision of this First Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extend of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this First Amendment.

6.4 Parties

      This First Amendment shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective successors and assigns. Nothing in this First Amendment, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under this First Amendment.

6.5 Survival

      The representations and warranties of each Credit Party in this First Amendment shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

6.6 Section Headings

      The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

6.7 Governing Law

      This First Amendment shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

6.8 Counterparts

      This First Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Any party may deliver an executed copy of this First Amendment by fax and that party shall promptly deliver to the other parties an originally executed copy of this First Amendment.

       IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date first written above.

PLAYTEX LIMITED, as Borrower

By:	/s/ JOHN J. MCCOLGAN
Name:	John J. McColgan
Title:	Vice President

GE CANADA FINANCE HOLDING
COMPANY, as Agent and a Lender

By:	/s/ JACK MORRONE
Its Duly Authorized Signatory

Acknowledged, consented and agreed to as of the first date written above.

PLAYTEX PRODUCTS, INC.

By:	/s/ JOHN J. MCCOLGAN
Name:	John J. McColgan
Title:	VP—Corporate Controller